INTERIM SUB-ADVISORY
CONTRACT
	Agreement made as of
October 10, 2000 ("Contract")
between MITCHELL HUTCHINS
ASSET MANAGEMENT INC., a
Delaware corporation ("Mitchell
Hutchins"), and WESTWOOD
MANAGEMENT CORPORATION,
a New York corporation ("Sub-
Adviser").
RECITALS
	(1)	Mitchell Hutchins has
entered into an Interim Investment
Management and Administration
Agreement, dated October 10, 2000
("Management Agreement"), with
PaineWebber Managed Investments
Trust ("Trust"), an open-end
management investment company
registered under the Investment
Company Act of 1940, as amended
("1940 Act"), with respect to the
series of the Trust designated as
PaineWebber Tax-Managed Equity
Fund ("Series");
	(2)	Mitchell Hutchins
wishes to retain the Sub-Adviser to
furnish certain investment advisory
services to Mitchell Hutchins and the
Series; and
	(3)	The Sub-Adviser is
willing to furnish such services;
	NOW, THEREFORE, in
consideration of the premises and
mutual covenants herein contained,
Mitchell Hutchins and the Sub-
Adviser agree as follows:
	1.	Appointment.
Mitchell Hutchins hereby appoints the
Sub-Adviser as an investment
sub-adviser with respect to the Series
for the period and on the terms set
forth in this Contract.  The Sub-
Adviser accepts that appointment and
agrees to render the services herein set
forth, for the compensation herein
provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the
supervision and direction of the Trusts
Board of Trustees ("Board") and
review by Mitchell Hutchins, and any
written guidelines adopted by the
Board or Mitchell Hutchins, the Sub-
Adviser will provide a continuous
investment program for all or a
designated portion of the assets
("Segment") of the Series, including
investment research and discretionary
management with respect to all
securities and investments and cash
equivalents in the Series or Segment.
The Sub-Adviser will determine from
time to time what investments will be
purchased, retained or sold by the
Series or Segment.  The Sub-Adviser
will be responsible for placing
purchase and sell orders for
investments and for other related
transactions for the Series or Segment.
The Sub-Adviser will be responsible
for voting proxies of issuers of
securities held by the Series or
Segment.  The Sub-Adviser
understands that the Series assets
need to be managed so as to permit it
to qualify or to continue to qualify as
a regulated investment company
under Subchapter M of the Internal
Revenue Code, as amended
("Code").  The Sub-Adviser will
provide services under this Contract in
accordance with the Seriesinvestment
objective, policies and restrictions as
stated in the Trusts currently effective
registration statement under the 1940
Act, and any amendments or
supplements thereto ("Registration
Statement").
	(b)	The Sub-Adviser
agrees that, in placing orders with
brokers, it will obtain the best net
result in terms of price and execution;
provided that, on behalf of the Series,
the Sub-Adviser may, in its discretion,
use brokers that provide the Sub-
Adviser with research, analysis,
advice and similar services to execute
portfolio transactions on behalf of the
Series or Segment, and the Sub-
Adviser may pay to those brokers in
return for brokerage and research
services a higher commission than
may be charged by other brokers,
subject to the Sub-Advisers
determining in good faith that such
commission is reasonable in terms
either of the particular transaction or
of the overall responsibility of the
Sub-Adviser to the Series and its other
clients and that the total commissions
paid by the Series or Segment will be
reasonable in relation to the benefits
to the Series over the long term.  In no
instance will portfolio securities be
purchased from or sold to Mitchell
Hutchins or the Sub-Adviser, or any
affiliated person thereof, except in
accordance with the federal securities
laws and the rules and regulations
thereunder.  The Sub-Adviser may
aggregate sales and purchase orders
with respect to the assets of the Series
or Segment with similar orders being
made simultaneously for other
accounts advised by the Sub-Adviser
or its affiliates.  Whenever the Sub-
Adviser simultaneously places orders
to purchase or sell the same security
on behalf of the Series and one or
more other accounts advised by the
Sub-Adviser, the orders will be
allocated as to price and amount
among all such accounts in a manner
believed to be equitable over time to
each account.  Mitchell Hutchins
recognizes that in some cases this
procedure may adversely affect the
results obtained for the Series or
Segment.
	(c)	The Sub-Adviser will
maintain all books and records
required to be maintained pursuant to
the 1940 Act and the rules and
regulations promulgated thereunder
with respect to transactions by the
Sub-Adviser on behalf of the Series or
Segment, and will furnish the Board
and Mitchell Hutchins with such
periodic and special reports as the
Board or Mitchell Hutchins
reasonably may request.  In
compliance with the requirements of
Rule 31a-3 under the 1940 Act, the
Sub-Adviser hereby agrees that all
records that it maintains for the Series
are the property of the Trust, agrees to
preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act any
records that it maintains for the Trust
and that are required to be maintained
by Rule 31a-1 under the 1940 Act,
and further agrees to surrender
promptly to the Trust any records that
it maintains for the Series upon
request by the Trust.
	(d)	At such times as shall
be reasonably requested by the Board
or Mitchell Hutchins, the Sub-Adviser
will provide the Board and Mitchell
Hutchins with economic and
investment analyses and reports as
well as quarterly reports setting forth
the performance of the Series or
Segment and make available to the
Board and Mitchell Hutchins any
economic, statistical and investment
services that the Sub-Adviser
normally makes available to its
institutional or other customers.
	(e)	In accordance with
procedures adopted by the Board, as
amended from time to time, the Sub-
Adviser is responsible for assisting in
the fair valuation of all portfolio
securities in the Series or Segment
and will use its reasonable efforts to
arrange for the provision of a price
from one or more parties independent
of the Sub-Adviser for each portfolio
security for which the custodian does
not obtain prices in the ordinary
course of business from an automated
pricing service.
	3.	Further Duties.  In all
matters relating to the performance of
this Contract, the Sub-Adviser will act
in conformity with the Trusts Trust
Instrument, By-Laws and Registration
Statement and with the written
instructions and written directions of
the Board and Mitchell Hutchins; and
will comply with the requirements of
the 1940 Act and the Investment
Advisers Act of 1940, as amended
("Advisers Act") and the rules under
each, Subchapter M of the Internal
Revenue Code ("Code"), as
applicable to regulated investment
companies; and all other federal and
state laws and regulations applicable
to the Trust and the Series.  Mitchell
Hutchins agrees to provide to the Sub-
Adviser copies of the Trusts Trust
Instrument, By-Laws, Registration
Statement, written instructions and
directions of the Board and Mitchell
Hutchins, and any amendments or
supplements to any of these materials
as soon as practicable after such
materials become available; and
further agrees to identify to the Sub-
Adviser in writing any broker-dealers
that are affiliated with Mitchell
Hutchins (other than PaineWebber
Incorporated and Mitchell Hutchins
itself).
	4.	Expenses.  During the
term of this Contract, the Sub-Adviser
will bear all expenses incurred by it in
connection with its services under this
Contract.  The Sub-Adviser shall not
be responsible for any expenses
incurred by the Trust, the Series or
Mitchell Hutchins.
	5.	Compensation.
(a)	For the services
provided and the expenses assumed
by the Sub-Adviser pursuant to this
Contract, Mitchell Hutchins, not the
Series, will pay to the Sub-Adviser a
sub-advisory fee, computed daily
and paid monthly, at an annual rate
of 0.30% of the average daily net
assets of the Series or Segment
(computed in the manner specified in
the Management Agreement) and
will provide the Sub-Adviser with a
schedule showing the manner in
which the fee was computed.  If the
Sub-Adviser is managing a Segment,
its fees will be based on the value of
assets of the Series within the Sub-
Advisers Segment.
(b)	The fee shall be
accrued daily and payable monthly to
the Sub-Adviser on or before the last
business day of the next succeeding
calendar month.
	(c)	If this Contract
becomes effective or terminates
before the end of any month, the fee
for the period from the effective date
to the end of the month or from the
beginning of such month to the date of
termination, as the case may be, shall
be pro-rated according to the
proportion that such period bears to
the full month in which such
effectiveness or termination occurs.
	6.	Limitation of Liability.
	(a)	The Sub-Adviser shall
not be liable for any error of judgment
or mistake of law or for any loss
suffered by the Series, the Trust, its
shareholders or by Mitchell Hutchins
in connection with the matters to
which this Contract relates, except a
loss resulting from willful
misfeasance, bad faith or gross
negligence on its part in the
performance of its duties or from
reckless disregard by it of its
obligations and duties under this
Contract.
	(b)	In no event will a Sub-
Adviser have any responsibilities for
any other series of the Trust, for any
portion of the Series investments not
managed by the Sub-Adviser or for
the acts or omissions of any other sub-
adviser to the Trust or Series.
		In particular, in the
event the Sub-Adviser shall manage
only a portion of the Series
investments, the Sub-Adviser shall
have no responsibility for the
Seriesbeing in violation of any
applicable law or regulation or
investment policy or restriction
applicable to the Series as a whole or
for the Series failing to qualify as a
regulated investment company under
the Code, if the securities and other
holdings of the Segment managed by
the Sub-Adviser are such that such
Segment would not be in such
violation or fail to so qualify if such
segment were deemed a separate
series of the Trust or a separate
"regulated investment company"
under the Code.
		Nothing in this section
shall be deemed a limitation or waiver
of any obligation or duty that may not
by law be limited or waived.
	7.	Representations of
Sub-Adviser.  The Sub-Adviser
represents, warrants and agrees as
follows:
	(a)	The Sub-Adviser (i) is
registered as an investment adviser
under the Advisers Act and will
continue to be so registered for so
long as this Contract remains in effect;
(ii) is not prohibited by the 1940 Act
or the Advisers Act from performing
the services contemplated by this
Contract; (iii) has met and will seek to
continue to meet for so long as this
Contract remains in effect, any other
applicable federal or state
requirements, or the applicable
requirements of any regulatory or
industry self-regulatory agency
necessary to be met in order to
perform the services contemplated by
this Contract; (iv) has the authority to
enter into and perform the services
contemplated by this Contract; and
(v) will promptly notify Mitchell
Hutchins of the occurrence of any
event that would disqualify the Sub-
Adviser from serving as an
investment adviser of an investment
company pursuant to Section 9(a) of
the 1940 Act or otherwise.
	(b)	The Sub-Adviser has
adopted a written code of ethics and
appropriate procedures complying
with the requirements of Rule 17j-1
under the 1940 Act and will provide
Mitchell Hutchins and the Board with
a copy of such code of ethics, together
with evidence of its adoption.  Within
fifteen days of the end of the last
calendar quarter of each year that this
Contract is in effect, the president or a
vice president of the Sub-Adviser
shall certify to Mitchell Hutchins that
the Sub-Adviser has complied with
the requirements of Rule 17j-1 during
the previous year and that there has
been no material violation of the Sub-
Advisers code of ethics or, if such a
violation has occurred, that
appropriate action was taken in
response to such violation.  Upon the
written request of Mitchell Hutchins,
the Sub-Adviser shall permit Mitchell
Hutchins, its employees or its agents
to examine the reports required to be
made by the Sub-Adviser pursuant to
Rule 17j-1 and all other records
relevant to the Sub-Advisers code of
ethics.
	(c)	The Sub-Adviser has
provided Mitchell Hutchins with a
copy of its Form ADV, as most
recently filed with the Securities and
Exchange Commission ("SEC") and
promptly will furnish a copy of all
amendments to Mitchell Hutchins at
least annually.
	(d)	The Sub-Adviser will
notify Mitchell Hutchins of any
change of control of the Sub-Adviser,
including any change of its general
partners or 25% shareholders or 25%
limited partners, as applicable, and
any changes in the key personnel who
are either the portfolio manager(s) of
the Series or senior management of
the Sub-Adviser, in each case prior to,
or promptly after, such change.
	(e)	The Sub-Adviser
agrees that neither it, nor any of its
affiliates, will in any way refer
directly or indirectly to its relationship
with the Series, the Trust, Mitchell
Hutchins or any of their respective
affiliates in offering, marketing or
other promotional materials without
the prior express written consent of
Mitchell Hutchins.
8.  	Services Not
Exclusive.  The services furnished by
the Sub-Adviser hereunder are not to
be deemed exclusive and the Sub-
Adviser shall be free to furnish similar
services to others so long as its
services under this Contract are not
impaired thereby or unless otherwise
agreed to by the parties hereunder in
writing.  Nothing in this Contract shall
limit or restrict the right of any
trustee, director, officer or employee
of the Sub-Adviser, who may also be
a Trustee, officer or employee of the
Trust, to engage in any other business
or to devote his or her time and
attention in part to the management or
other aspects of any other business,
whether of a similar nature or a
dissimilar nature.
	9.	Duration and
Termination.
(a)	This Contract shall
become effective upon the day and
year first written above, provided
that this Contract has been approved
for the Series by a vote of a majority
of those Trustees of the Trust who
are not parties to this Contract or
interested persons of any such party
("Independent Trustees") cast at a
meeting called for the purpose of
voting on such approval and in
which the Trustees may participate
by any means of communication that
allow all Trustees participating to
hear each other simultaneously
during the meeting.
(b)	Unless sooner
terminated as provided herein, this
Contract shall continue in effect for a
period of 150 days after the day and
year first above written.
	(c)	Notwithstanding the
foregoing, with respect to the Series,
this Contract may be terminated at
any time, without the payment of any
penalty, by vote of the Board or by a
vote of a majority of the outstanding
voting securities of the Series on ten
days written notice to the Sub-
Adviser and may be terminated by
the Sub-Adviser at any time, without
the payment of any penalty, on sixty
days written notice to Mitchell
Hutchins.  The Contract may also be
terminated, without payment of
penalty, by Mitchell Hutchins (i)
upon material breach by the Sub-
Adviser of any of the representations
and warranties set forth in Paragraph
7 of this Contract, if such breach
shall not have been cured within a 20
day period after notice of such
breach or (ii) if, in the reasonable
judgment of Mitchell Hutchins, the
Sub-Adviser becomes unable to
discharge its duties and obligations
under this Contract, including
circumstances such as financial
insolvency of the Sub-Adviser or
other circumstances that could
adversely affect the Series.
	10.	Amendment of this
Contract.  No provision of this
Contract may be changed, waived,
discharged or terminated orally, but
only by an instrument in writing
signed by the party against whom
enforcement of the change, waiver,
discharge or termination is sought.
No amendment of this Contract as to
the Series shall be effective until
approved by vote of the Independent
Trustees or a majority of the Series
outstanding voting securities.
	11.	Governing Law.  This
Contract shall be construed in
accordance with the 1940 Act and the
laws of the State of New York,
without giving effect to the conflicts
of laws principles thereof. To the
extent that the applicable laws of the
State of New York conflict with the
applicable provisions of the 1940 Act,
the latter shall control.
	12.	Miscellaneous.  The
captions in this Contract are included
for convenience of reference only and
in no way define or delimit any of the
provisions hereof or otherwise affect
their construction or effect.  If any
provision of this Contract shall be
held or made invalid by a court
decision, statute, rule or otherwise, the
remainder of this Contract shall not be
affected thereby.  This Contract shall
be binding upon and shall inure to the
benefit of the parties hereto and their
respective successors.  As used in this
Contract, the terms "majority of the
outstanding voting securities,"
"affiliated person," "interested
person," "assignment," "broker,"
"investment adviser," "net assets,"
"sale," "sell" and "security" shall have
the same meaning as such terms have
in the 1940 Act, subject to such
exemption as may be granted by the
SEC by any rule, regulation or order.
Where the effect of a requirement of
the federal securities laws reflected in
any provision of this Contract is made
less restrictive by a rule, regulation or
order of the SEC, whether of special
or general application, such provision
shall be deemed to incorporate the
effect of such rule, regulation or order.
This Contract may be signed in
counterpart.
	13.	Notices.  Any notice
herein required is to be in writing and
is deemed to have been given to the
Sub-Adviser or Mitchell Hutchins
upon receipt of the same at their
respective addresses set forth below.
All written notices required or
permitted to be given under this
Contract will be delivered by personal
service, by postage mail - return
receipt requested or by facsimile
machine or a similar means of same
day delivery which provides evidence
of receipt (with a confirming copy by
mail as set forth herein).  All notices
provided to Mitchell Hutchins will be
sent to the attention of Dianne E.
ODonnell, Deputy General Counsel.
All notices provided to the Sub-
Adviser will be sent to the attention of Jacqueline L. Finley, Compliance
Officer.
	IN WITNESS WHEREOF,
the parties hereto have caused this
instrument to be executed by their
duly authorized signatories as of the
date and year first above written.




Attest:

MITCHE
LL
HUTCHI
NS
ASSET
MANAGE
MENT
INC.
51 West
52nd Street
New York,
New York
10019-
6114
By:	/s/ Keith A.
Weller
	Name:
Keith A. Weller
	Title:  First
Vice President
By:	/s/
Dianne E.
ODonnell
	Na
me:
Dianne E.
ODonnell
	Titl
e:  Deputy
General
Counsel





Attest:

WESTW
OOD
MANAGE
MENT
CORPOR
ATION
300
Crescent
Court,
Suite 1300
Dallas,
Texas
75201
By:	/s/ Blair
Baker
	Name: Blair
Baker
	Title: Mgr,
Client Services
By:	/s/
Brian O.
Casey
	Na
me: Brian
O. Casey
	Titl
e: EVP &
COO








14

77Q-1 Exhibit
DC - 406236.1